                        HOUSTON INDUSTRIES INCORPORATED
                                 EXHIBIT 10(z)
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                        HOUSTON INDUSTRIES INCORPORATED
                     EXECUTIVE DEFERRED COMPENSATION TRUST
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                        HOUSTON INDUSTRIES INCORPORATED
                     EXECUTIVE DEFERRED COMPENSATION TRUST


                                   I N D E X


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ARTICLE I            ESTABLISHMENT OF TRUST   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE II           DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

                     Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                     Code   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                     Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                     Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                     Employer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                     Equitable Share  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                     ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                     Payment Schedule   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                     Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                     Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                     Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE III          IRREVOCABILITY AND AMENDABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Section:
         3.1         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         3.2         Revocation Upon Unfavorable Ruling or Tax Law Change   . . . . . . . . . . . . . . . . . . . . . . 3
         3.3         Limited Withdrawal Right   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         3.4         Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         3.5         Change of Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE IV           INCORPORATION OF OTHER DOCUMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Section:
         4.1         Other Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         4.2         Order for Interpretation in the Event of Conflict  . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE V            LEGAL TREATMENT OF THE TRUST   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Section:
         5.1         Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         5.2         Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         5.3         Alienation and Assignment; Spendthrift Trust   . . . . . . . . . . . . . . . . . . . . . . . . . . 7





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         5.4         Trust Subject to General Creditors of Each Employer  . . . . . . . . . . . . . . . . . . . . . . . 7
         5.5         Grantor Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE VI           OPERATION AND TERMINATION OF TRUST   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section:
         6.1         Distributions; Individual Accounts; Termination:   . . . . . . . . . . . . . . . . . . . . . . .  10
         6.2         Determination of Rights and Benefits of Persons Claiming an Interest
                        in the Trust; Enforcement of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         6.3         Payments to Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE VII          POWERS AND DUTIES OF TRUSTEE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Section:
         7.1         General Powers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         7.2         Insurance Policies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.3         Prudent Man Standard   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         7.4         Compensation of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         7.5         Reliance by Third Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         7.6         Receipt and Disbursement of Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         7.7         Cooperation with Employers and the Committee   . . . . . . . . . . . . . . . . . . . . . . . . .  18
         7.8         Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         7.9         Direction of Investments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         7.10        Valuation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         7.11        Appointment of Other Fiduciaries and Service Providers   . . . . . . . . . . . . . . . . . . . .  20
         7.12        Investment Company Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         7.13        Limitation of Trustee Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         7.14        Reliance on Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         7.15        Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE VIII         ENFORCEMENT AND REMEDIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Section:
         8.1         Right to Sue   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         8.2         Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE IX           REMOVAL, RESIGNATION AND APPOINTMENT OF TRUSTEES   . . . . . . . . . . . . . . . . . . . . . . .  21
Section:
         9.1         Removal of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         9.2         Resignation of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         9.3         Appointment of Successor Trustee; Transfer of Funds  . . . . . . . . . . . . . . . . . . . . . .  22
         9.4         Accounting of Removed or Resigned Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . .  22





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ARTICLE X            MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Section:
         10.1        Controlling Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         10.2        Income Tax Deferral; ERISA Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         10.3        Accountability For Funds Received  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         10.4        Non-Recourse Beyond Trust Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         10.5        Facility of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         10.6        No Bond Required   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         10.7        Gender and Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         10.8        Execution in Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         10.9        Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23





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                        HOUSTON INDUSTRIES INCORPORATED
                     EXECUTIVE DEFERRED COMPENSATION TRUST


                     THIS TRUST AGREEMENT is entered into effective as of the 19th day of December, 1995, among HOUSTON INDUSTRIES INCORPORATED, a Texas corporation (the "Company"), HOUSTON LIGHTING & POWER COMPANY, a Texas corporation, and HOUSTON INDUSTRIES ENERGY, INC., a Delaware corporation, as settlors, and THE BANK OF NEW YORK, as Trustee (the "Trustee"), which in conjunction with the Plans described below, is intended to be maintained, as an irrevocable, grantor trust for the purpose of setting aside and providing a specialized funding mechanism for the deferred compensation provided under the Plans (as defined herein).


                              W I T N E S S E T H:

                     WHEREAS, the Company and certain of its subsidiaries and affiliates (the "Employers") have adopted one or more of the Plans, as herein defined; and

                     WHEREAS, each Employer has incurred or expects to incur liability under the terms of the Plan with respect to the individuals participating in the Plans; and

                     WHEREAS, each Employer wishes to establish the Trust (as herein defined) and to contribute to the Trust assets that shall be held therein, subject to the claims of such Employer's creditors in the event of such Employer's insolvency, until paid to the Beneficiaries (as herein defined) in such manner and at such times as specified in the Plans; and

                     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended; and

                     WHEREAS, it is the intention of the Employers to make contributions to the Trust to provide themselves with a source of funds to assist them in the meeting of their liabilities under the Plans.

                     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                                   ARTICLE I

                             ESTABLISHMENT OF TRUST

                 The Employers have transferred and delivered to the Trustee in Trust the property described in Exhibit A attached to and made a part of this Trust Agreement for all purposes, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. The Trustee accepts such property in trust under the terms of this Trust Agreement.


                                   ARTICLE II

                                  DEFINITIONS

                 For purposes of this Trust Agreement, the following definitions shall apply:

                 BENEFICIARIES: The term "Beneficiaries" shall mean any "participant" or the "beneficiary" of such participant, as those terms are defined under the Plan. Where the context requires, such a "participant" or "beneficiary" of a participant shall be deemed to be the Beneficiary of the Employer for whom the participant performed services when accruing a benefit under a Plan.

                 CODE: The term "Code" shall mean the Internal Revenue Code of 1986, as amended (or predecessor or successor codes thereto).

                 COMPANY: The term "Company" shall mean Houston Industries Incorporated, a Texas corporation.

                 COMMITTEE: The term "Committee" shall mean the Benefits Committee of Houston Industries Incorporated.

                 EMPLOYER: The term "Employer" shall mean the Company, Houston Lighting & Power Company and Houston Industries Energy, Inc., or any other of the Company's affiliates or subsidiaries which adopt the Plan.

                 EQUITABLE SHARE: The term "Equitable Share" shall mean, with respect to a particular Plan at a particular time, the net value of the Trust's assets allocable to such Plan or to a particular Employer participating in such Plan, as reflected in the separate account maintained for such Employer and/or such Plan, as the case may be, pursuant to Article VI hereof.

                 ERISA: The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 PAYMENT SCHEDULE: The term "Payment Schedule" shall mean a schedule delivered by the Company to the Trustee that indicates the amounts payable in respect of each Beneficiary that provides the amounts so payable, the form in which such amount is to be paid (as provided for as available under the Plan) and the time of commencement for payment of such amounts.

                 PLAN: The term "Plan" shall mean the applicable of the Houston Industries Incorporated Deferred Compensation Plan, effective September 1, 1985, the Houston Industries Incorporated Deferred Compensation Plan, as amended and restated effective January 1, 1989, the Houston Industries Incorporated Deferred Compensation Plan, as amended and restated effective January 1, 1991, the Houston Industries Incorporated Executive Incentive Compensation Plan, effective January 1, 1982, the Houston Industries Incorporated Executive Incentive Compensation Plan, effective January 1, 1985, the Houston Industries Incorporated Executive Incentive Compensation Plan, as amended and restated effective January 1, 1989, the Houston Industries Incorporated Executive Incentive Compensation Plan, as amended and restated effective January 1, 1991, the Houston Industries Incorporated Benefits Restoration Plan, effective June 1, 1985 and as amended and restated effective July 1, 1991, the Houston Industries Incorporated Savings Restoration Plan, effective January 1, 1991, including any amendments to said Plans, and any other executive deferred compensation plan for which the Trust has been adopted as a funding medium thereunder.

                 TRUST: The term "Trust" shall mean all property transferred to the Trustee by the Employer and thereafter held by the Trustee pursuant to this Trust Agreement, including the investments and reinvestments thereof. This Trust shall be known as the Houston Industries Incorporated Executive Deferred Compensation Trust.

                 TRUSTEE: The term "Trustee" shall mean the Trustee designated herein and any successor Trustee.


                                  ARTICLE III

                        IRREVOCABILITY AND AMENDABILITY

        3.1 General: Except as provided in Section 3.2, subject to the limited withdrawal right under Section 3.3, this Trust shall be irrevocable for its term and shall only terminate when all the assets of the Trust have been distributed in accordance with the terms of the Plan and this Trust Agreement, and no Employer shall have the right or power to revoke the Trust.

        3.2 Revocation Upon Unfavorable Ruling or Tax Law Change: The provisions of Section 3.1 of this Article III shall not apply and the Trust may be revoked by the Company in the event that either of the following two events occurs:

                 (a) The Internal Revenue Service issues an unfavorable ruling under Section 451 or other relevant sections of the Code with respect to the Trust and Plan as a vehicle for providing non-qualified deferred compensation.

                 (b) The Company receives an opinion from counsel that, as a result of a change in the tax law, Beneficiaries will be deemed to recognize taxable income under Section 83, 402(b) or 451 of the Code by reason of the creation or existence of the Trust.

In the event that either of the foregoing events occurs, the assets of the Trust shall revert to the Employers (less any unpaid fees and expenses owed to the Trustee), the amount reverting to be equal to each respective Employer's Equitable Share of the assets of the Trust at the time of reversion. The Trustee shall not be responsible for taking any action under this Section 3.2 in the absence of notification from the Company.

        3.3 Limited Withdrawal Right: An Employer shall be permitted to withdraw, upon reasonable notice from the Company and prior to a Change of Control, up to its Equitable Share from the Trust from time to time; provided, however, that such withdrawal shall be permitted only if, and to the extent that, (a) after taking into account such withdrawal, the Employer's Equitable Share of the Trust's assets equals or exceeds 100% of the actuarially determined liabilities of the Plans which are attributable to such Employer and
(b) such withdrawal will not at any time during the subsequent 10- year period materially adversely affect the liquidity of the Trust or otherwise materially impair the ability of the Trust to make distributions to Beneficiaries pursuant to the terms of the Plans without having to liquidate Trust assets. Such actuarial liabilities of the Plans (as set forth under clauses (a) and (b) in the preceding sentence) shall be determined by an independent actuarial firm selected by the Committee in its sole discretion, which determination shall be conclusive and may be relied upon conclusively by the Trustee.

        3.4 Amendment: This Trust Agreement may be amended by the express written agreement of the Company and Trustee executed and acknowledged in the same form of this Trust Agreement. Notwithstanding the foregoing or any other provision of this Trust Agreement to the contrary, the Company shall not permit any amendment to conflict with the terms of the Plans or make the Trust revocable or permit a reversion or return of Trust assets to an Employer, except as otherwise expressly provided in this Trust Agreement.

        3.5 Change of Control: Upon a Change of Control, the Company shall, as soon as possible, but in no event longer than 15 days following the Change of Control, make an irrevocable contribution to the Trust in an amount that is sufficient to fully fund the entire benefit to which each Beneficiary would be entitled pursuant to the terms of the Plans as of the date on which the Change of Control occurred. The amount of the contribution shall be calculated by the independent service provider retained by the Company that regularly performs calculations with respect to the Plans (or if no such service provider exists, by a service provider appointed by the Trustee and paid from the assets of the Trusts), by determining the present value, as of the Change of Control date, of all the projected benefits of each Beneficiary under each of the Plans. The discount rate utilized in the present value calculation shall be the same as the rate employed for determining liabilities for benefits under the Houston Industries Incorporated Retirement Plan. The contribution may be in cash or in kind; provided, however, that if the contribution is made in a form other than cash, it shall be valued, as of the time it is made, at net cash surrender value (if a life insurance policy) or fair market value (if a readily marketable security). For purposes of this Trust Agreement, a "Change of Control" shall be deemed to have occurred if:

                 (a) any "person," including a "group" as determined in accordance with Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

                 (b) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company;

                 (c) the Company is merged or consolidated with another corporation and as a result of such merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company, other than (x) affiliates within the meaning of the Exchange Act, or (y) any party to such merger or consolidation;

                 (d) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities; or

                 (e) the Company transfers substantially all of its assets to another corporation which is not a wholly owned subsidiary of the Company;

         provided, however, that unless the Board of Directors of the Company determines otherwise prior to the date of any event described in the foregoing clauses (a) - (e) above ("Event"), a "Change of Control" shall not have occurred if any Event results, directly or indirectly, in the beneficial ownership by the employees, former employees or members of the Board of Directors of the Company of:

                          (x)     substantially all of the assets of the
                 Company; or

                          (y) securities of the Company representing 30% or more of the combined voting power of the outstanding securities of the Company or any successor to the Company.

         Notwithstanding the foregoing definition, no Change of Control shall be deemed to have occurred for purposes of this Agreement unless and until the Trustee has actual knowledge from a reliable source, not including an officer of the Company, of such Change of Control. For this purpose, a report filed with the Securities and Exchange Commission or a public statement issued by the Company, or a periodical of general circulation, including but not limited to The New York Times or The Wall Street Journal, shall be deemed to be a reliable source.

                                   ARTICLE IV

                        INCORPORATION OF OTHER DOCUMENTS

        4.1 Other Documents: Each of the Plans is hereby incorporated herein by reference.

        4.2 Order for Interpretation in the Event of Conflict: If a conflict between the interpretation of this Trust and a Plan occurs, then precedence shall be given to the provisions of the documents in the following order:

                 (a)      The Trust; and

                 (b)      The applicable Plan.

To the extent possible, the applicable Plan and Trust shall be interpreted as mutually consistent. The Trustee may request that the Company interpret any provision of the Plan and/or Trust, and may conclusively rely upon such interpretation.


                                   ARTICLE V

                          LEGAL TREATMENT OF THE TRUST

        5.1 Trustee: The Trustee of this Trust is the entity named herein, and said entity, evidenced by the authorized signature of its agent and representative hereon, accepts such position. The Trustee shall receive, hold and disburse the assets designated to be so handled under the relevant Plan in trust for the Beneficiaries in accordance with the provisions of this Trust Agreement.

        5.2      Contributions:

        A. The Employers shall make contributions to this Trust in a form reasonably acceptable to the Trustee in accordance with the provisions of the Plans or as may be required by the Committee as a means of providing deferred compensation to the Beneficiaries. Subject to the foregoing, the Employers shall transfer to the Trustee all amounts provided for in the Plans in accordance with the terms and conditions of each Plan or as may be required by the Committee, to be held by the Trustee, together with the investments and reinvestments thereof, in TRUST, for the purposes and with the powers and authorities provided by this Trust Agreement and subject to the terms and conditions of this Trust Agreement. Each Employer shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value reasonably acceptable to the Trustee for any asset previously contributed by it to (and still held in) the Trust. This right is exercisable by the Employer in a non-fiduciary capacity without the approval or consent of any person in a fiduciary capacity. Except as otherwise provided in a particular Plan and this Trust Agreement, all contributions made pursuant to the provisions of the Plans and this Trust Agreement and all assets and earnings of the Trust are solely and irrevocably dedicated to the payment of benefits to the Beneficiaries pursuant to the Plans, and, except as otherwise provided in Sections 3.2 and 3.3 and in this Section 5.2(A), the Employers shall have no right or power to direct the Trustee to return to them or to divert to others any of the Trust assets before all payments of benefits have been made to the Beneficiaries pursuant to the terms of the Plans. The Trustee shall not have the responsibility for determining the amount of contributions or collecting contributions to the Trust from the Employers. The Trustee shall only be responsible for assets transferred to the Trustee by the Employers.

        B. The Trustee shall not be required to determine amounts to be contributed or to take any legal action to collect such amounts or collect, preserve or maintain any Trust property unless it has been indemnified either by the Trust itself, with the approval of the Employers, or by the Employers with respect to any expenses or losses to which it may be subjected by taking such action. Any property acquired by the Trustee through the enforcement or compromise of any claim or claims it has as Trustee of this Trust will become a part of the assets of the Trust.

        5.3 Alienation and Assignment; Spendthrift Trust: Except for debts owed the Employer, the interest of each Beneficiary in this Trust shall be held subject to a "spendthrift trust" within the meaning of the law of the State of New York. Subject to the limited right of assignment to Permitted Assignees in accordance with certain Sections of the Plans, the interest of the Beneficiaries in the Trust may not be anticipated, alienated, assigned, pledged or encumbered, voluntarily or involuntarily and any such attempt at anticipation, alienation, assignment, pledge or encumbrance shall be void, and such interest is not subject to attachment, garnishment, levy, execution or other legal or equitable process by, or subject to the claim of, any creditors of the Beneficiaries, except for debts owed the Employer.

        5.4      Trust Subject to General Creditors of Each Employer:

        A. The assets of the Trust (including principal and any earnings thereon) shall be held separate and apart from other funds of each Employer and shall be used exclusively for the uses and purposes of the Beneficiaries and general creditors of each such Employer as herein set forth. However, in accordance with this Section 5.4, an Employer's Equitable Share of the assets of the Trust shall be treated as general assets of such Employer and, as such, shall remain subject to claims of the general creditors of the Employer (including Beneficiaries) under applicable state and federal law, and any rights created under the Plans or this Trust Agreement shall be mere unsecured contractual rights of the Beneficiaries against the Employer. No Beneficiary shall have any preferred claim on or any beneficial ownership in the Trust prior to the time for distribution to such Beneficiary under the applicable Plan. Nor shall any Beneficiary with respect to a particular Employer be paid distributions from the Trust, except from such Employer's Equitable Share of the Trust. By agreeing to participate or continue to participate in a Plan (with respect to plans in effect on the date hereof), each Beneficiary who is or was an employee of an Employer shall, in the event that the Employer with respect to such Beneficiary becomes insolvent (as hereinafter defined), thereby waive any priority such Beneficiary may have had under law as an employee with respect to any claim against the Employer for amounts or benefits payable to such Beneficiary under such Plan and Trust beyond the rights such Beneficiary would have as a general creditor.

        B. The Trustee shall cease payment of benefits to the Beneficiaries of an Employer if it receives actual notice in accordance with this Section 5.4(B) that the Employer is insolvent. An Employer shall be considered "insolvent" for purposes of this Trust Agreement if (1) the Employer is unable to pay its debts as they become due or (2) the Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code. At all times during the continuance of this Trust, an Employer's Equitable Share of the assets of the Trust shall be subject to claims of general creditors of such Employer under federal and state law in the manner set forth in this Section 5.4(B) below.

                 (i) The Board of Directors of the Company shall appoint an individual who shall have the duty to inform the Trustee in writing of an Employer's insolvency.

                 (ii) If (x) the individual described in clause (i) notifies the Trustee that an Employer is insolvent, (y) the Trustee actually receives a claim from a creditor of an Employer that such Employer is insolvent or (z) the Trustee is actually served with any order, process or paper from which it appears that an allegation has been made to the effect that the Employer is insolvent, the Trustee shall discontinue payments to the Beneficiaries with respect to such Employer, and unless the Trustee receives a notice specified under clause (iii) within 30 days after the first date of such discontinuance, shall hold the Employer's Equitable Share of the assets of the Trust for the benefit of the Employer's general creditors.

                 (iii) If the Trustee has discontinued making payments to Beneficiaries with respect to an affected Employer pursuant to clause
         (ii), the Trustee shall resume holding the Trust assets for the benefit of the Beneficiaries of such affected Employer and resume making any payments under the Plans to the Beneficiaries of such affected Employer only after (x) the Trustee receives an opinion from the certified public accountant regularly auditing the Employer's books that the Employer is not (or no longer is) insolvent and (y) the resumption of payments is not in contravention of any court order or automatic stay.

                 (iv) Unless the Trustee receives a notification specified in clause (ii), the Trustee shall have no duty to inquire whether the Employer is insolvent. The Trustee shall not be liable to any person for any good faith action that it takes in connection with the insolvency, or alleged insolvency, of an Employer.

                 (v) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to clause (iii) with respect to an affected Employer and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Beneficiaries with respect to such Employer under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to the Beneficiaries by the affected Employer in lieu of the payments provided hereunder during any such period of discontinuance. If more than one Employer participates in the Plan and Trust, the provisions of this Section 5.4(B) shall only apply to the affected Employer, its Beneficiaries under the Plan, and its Equitable Share of the assets of the Trust.

        C. To the extent described in this Section 5.4(C), the provisions of Section 5.4(B) of the Trust are expressly made subject to and conditioned on the Plans' qualifying for an exemption from

Part 4 of Title I of ERISA or the assets of the Trust not constituting "plan assets" under Title I of ERISA. For purposes of the provisions of Section 5.4(B) of the Trust and notwithstanding any provision of the Trust to the contrary, if the Company shall provide the Trustee with an opinion of its tax and ERISA counsel to the effect that the conditions specified in the preceding sentence are not met, the assets of the Trust shall not be payable to the general creditors of any Employer and the Trustee shall not have the obligation to pay the assets of the Trust to any such general creditor prior to a direction to such effect by a court of competent jurisdiction. To the extent deemed necessary or appropriate by the Trustee, the Trustee shall pay the affected Employer's Equitable Share of the assets of the Trust into a court of competent jurisdiction which shall have interpleader jurisdiction over both the Employer, the general creditors of the Employer and the Beneficiaries of the affected Employer. In making its determination as to whether the affected Employer's Equitable Share of the assets of the Trust shall be paid to such general creditors, the court of competent jurisdiction shall take into account the provisions of the first sentence of this Section 5.4(C). If the conditions of such first sentence are not satisfied, then the affected Employer's Equitable Share of the assets of this Trust shall not be payable or paid to such general creditors and shall be held for the exclusive benefit of the Beneficiaries of the affected Employer in accordance with Part 4 of Title I of ERISA. In the event that a court of competent jurisdiction reaches the determination described in the preceding sentence or if the Company provides to the Trustee the opinion described in the second sentence of this Section 5.4(C), this Trust shall terminate and shall be promptly liquidated by paying the assets of the Trust to the Beneficiaries (of all the Employers) in a lump sum distribution of the balance of each Beneficiary's account (or accounts) in the Trust. The expenses or costs of the Trustee in connection with the proceedings of such a court of competent jurisdiction or such opinion of counsel shall be considered to be proper expenses within the meaning of Section
7.8 of this Trust and payable in accordance with the provisions of such section.

        5.5 Grantor Trust: It is intended that the Trust be taxed as a grantor trust under the provisions of Section 671 and Section 677(a)(2) of the Code, that the Employers, as grantors, be treated as the "owners" (within the meaning of those provisions) of their respective Equitable Shares of the assets of the Trust, and that the Trust be construed accordingly. The Employers shall file their federal income tax returns in a manner consistent with the provisions of the preceding sentence.


                                   ARTICLE VI

                       OPERATION AND TERMINATION OF TRUST

        6.1      Distributions; Individual Accounts; Termination:

        A. This Trust shall be an accumulation trust. Principal and all currently earned income shall be accumulated during the term of the Trust. The Trustee shall hold, manage, invest and reinvest the assets of the Trust, collect the income therefrom and, after deducting all charges and expenses properly payable therefrom, hold and distribute the then principal of the Trust and the income therefrom, all in accordance with, and subject to, the provisions of the applicable Plan and this Trust Agreement. The Company shall maintain a separate account reflecting the respective Equitable Share of each of the Plans and of each of the Employers in the same Plan, and a separate account reflecting the Equitable Share of each of the Employers in the Trust assets. The Equitable

Share of each Employer shall consist of the amount of cash and value of other property (as determined by the Trustee) transferred by the Employer to the Trustee, plus a proportionate share of the earnings and appreciation (and less losses and depreciation) of the Trust assets, less payments to Beneficiaries with respect to such Employer under the Plans. Contemporaneously with the transfer of assets to the Trustee, the Employer shall furnish the Trustee a written statement setting forth the amount of such assets to be credited to the accounts of each of the Plans. The Equitable Share of each Plan shall consist of the amount of cash and the value of the other property (as determined by the Trustee) credited to the account of the Plan as described in the preceding sentence, plus a proportionate amount of the earnings and appreciation (and less losses and depreciation) of the Trust assets, less payments to Beneficiaries under such Plan. Amounts credited to the separate account of any Plan shall not be available for payments under any other Plan. Amounts credited to the separate account of any Employer in a given Plan shall not be available for payments with respect to the Beneficiaries of any other Employer in the same or other Plan. Unless earlier revoked pursuant to the provisions of Section 3.2 of this Trust Agreement, this Trust shall terminate upon (a) a complete distribution of the Trust as provided in the Plans or (b) if earlier and if required by the applicable rule against perpetuities, one day prior to the last day of the period ending 21 years after the death of the last to die of the original "participants" under the Plans. The Company shall be solely responsible for determining the existence and date of termination pursuant to the preceding sentence and for advising the Trustee of such termination, and the Trustee may rely conclusively upon the determination of the Company. If the trust terminates pursuant to clause (b) above then the assets of this Trust shall be transferred to a successor trust established for this purpose; provided such a transfer does not result in the taxation of the transferred assets to the Beneficiaries. Except as otherwise provided in the applicable Plan or this Trust Agreement, any assets remaining in the Trust at the time of termination of the Trust shall revert to the Employers, the amount reverting to be equal to each respective Employer's Equitable Share of the assets of the Trust at the time of the reversion.

        B. The entitlement of a Beneficiary to benefits under a Plan shall be determined by the Company, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan. The Trustee shall have no responsibility or liability in respect of the entitlement of any Beneficiary to benefits under the Plan. Notwithstanding any provision of the Trust Agreement to the contrary, each Employer shall remain obligated to pay the benefits under the Plan. Nothing in this Trust Agreement shall relieve any Employer of its liabilities to pay the benefits except to the extent such liabilities are met by the application of Trust assets.

        C. The Company may make payment of benefits directly to Beneficiaries as they become due under the terms of the Plans. The Company shall notify the Trustee of its decision to make payment of benefits directly at least 10 business days prior to the time amounts are payable to the Beneficiaries. In addition, if the assets of the Plan are not sufficient to make payments of benefits to such Beneficiary, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where assets are not sufficient.

        D. At least annually, the Company shall supply the Trustee with a list of participants in the Plans (the "List of Participants") substantially in the form set forth in Exhibit B attached hereto. The Trustee may rely conclusively on such List of Participants. Following a Change of Control, the name of a participant shall not be deleted from such List of Participants unless the Company files with the Trustee the written consent of such affected participant.

        6.2 Determination of Rights and Benefits of Persons Claiming an Interest in the Trust; Enforcement of Trust: The Committee shall have the authority to determine the existence, non-existence, nature and amount of the rights and interests of all persons under the Plan and in or to the Trust, and the Trustee shall have no power, authority, or duty in respect of such matters, or to question or examine any determination made by the Committee, or any direction given by the Committee to the Trustee. The Company, other Employers and the Committee shall have authority, either jointly or severally, to enforce this Trust Agreement on behalf of any and all persons having or claiming any interest in the Trust or under this Trust Agreement or the Plans.

        6.3 Payments to Beneficiaries: The Company shall deliver to the Trustee a schedule (the "Payment Schedule"), in a form to be mutually agreed upon by the Company and the Trustee, that indicates the amounts payable in respect of each Beneficiary that provides the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan) and the time of commencement for payment of such amounts. Such Payment Schedule may only be amended or revised following a Change of Control if the Company files the consent(s) of the affected Beneficiaries with the Trustee. Except as otherwise provided herein, the Trustee shall make payments to the Beneficiaries in accordance with such Payment Schedule, and shall not make any payments to any Beneficiary until such Beneficiary's Payment Schedule has been received by the Trustee from the Company. The Trustee shall not make any payments to Beneficiaries from the Trust not set forth on a Payment Schedule even though the Trustee may be informed from another source that payments are due under the Plan. Any amount payable under this Section 6.3 under a Plan that has individual participant accounts shall be charged against such Beneficiary's account and no payment with respect to a Beneficiary shall be made in excess of the amount then credited to such Beneficiary's account. In accordance with written instructions from the Company which may be relied upon exclusively by the Trustee, the Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities.
The Trustee may rely upon, and shall be under no duty to verify, amounts payable and other instructions contained in the Payment Schedule delivered to the Trustee by the Company, and may, by receipt of a certification to that effect by the Company, determine that any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans have been reported, withheld and paid by the Company. The entitlement of a Beneficiary to benefits under the Plans shall be determined by the Committee or such party as it shall designate under the Plans, and any claim for such benefits shall be considered reviewed under the procedures set out in the Plans. The Company may make payment of benefits directly to Beneficiaries as they become due under the terms of the Plans. The Company shall notify the Trustee of its decision to make payment of benefits directly to a Beneficiary not currently receiving benefits from the Company at least 10 business days prior to the time amounts are payable to Beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient. In the event the Company makes payment of benefits as permitted in this Section 6.3, the Company shall provide the Trustee with a schedule of all benefits, and taxes attributable thereto, that have been paid by the Company within 15 days after the end of the quarter in which such payments have been made.

                                  ARTICLE VII

                          POWERS AND DUTIES OF TRUSTEE

        7.1 General Powers: Except as provided herein to the contrary (including requirements herein that the Trustee act pursuant to authorization or direction), the Trustee shall have all the powers granted trustees under the laws of the State of New York, as amended from time to time, and shall have the power to perform every act necessary or appropriate to carry out the terms of this Trust to the maximum extent permitted by law, including, without limitation, the following:

                 (a) The receipt of contributions from the respective Employers under the Plans;

                 (b) The investment of Trust assets only in such forms of investment and pursuant to an investment policy as authorized and directed by the Committee; provided, however, that in no event may the Trust assets be invested in common stock or preferred stock of the Company. The Trustee is hereby authorized and directed by the Committee to invest in any whole life insurance policies described on Exhibit C and other whole life insurance policies all as may be directed by the Committee in accordance with the Committee's direction, all as is more particularly described in Section 7.2 of this Trust Agreement. The Trustee is also hereby authorized and directed to invest any funds not otherwise invested in accordance with the Committee's direction in a short-term investment fund, which is a money market fund maintained by the Trustee for group trust accounts ("STIF Fund"). Authorized investments by the Trustee are subject to change only by the direction of the Committee in accordance with
         Section 7.9 of this Trust Agreement. Any income from whatever source of investments authorized hereunder shall be invested in the STIF Fund until or unless the Committee directs otherwise.

                 (c) If so directed by the Committee, the assets of this Trust may be invested and reinvested in such personal property investments and insurance and annuity contracts as appropriate and consistent with the investment directions communicated by the Committee, including without limiting the generality of the foregoing: common and preferred stocks (excluding the common or preferred stock of the Company); trusts and participation certificates; bonds; debentures; covered call options; notes secured by personal property; obligations of governmental bodies, both domestic and foreign; notes, commercial paper and other evidences of indebtedness, secured or unsecured, including variable amount notes; convertible securities of all types and kinds; mutual funds shares; interest-bearing savings or deposit accounts with any federally-insured bank (including the Trustee) or savings and loan association; and any other personal property permitted as investments under applicable law. Further, the assets of this Trust may be invested and reinvested in such forms of collective investments as may be consistent with the investment directives communicated by the Committee.

                 (d) The Trustee shall follow the directions of the Committee regarding the investment and reinvestment of Trust funds and the voting of common stock, and shall be under no duty or obligation to review any investment to be acquired, held or disposed of pursuant to such directions nor to make any recommendations with respect to the disposition or continued retention of any such investment. The Trustee shall have no liability or responsibility for acting without question on the direction of, or failing to act in the absence of any direction from, the Committee.

                 (e)      The entering into and performance of any agreement;

                 (f) Subject to the provisions of Section 5.2(B) of this Trust Agreement, the undertaking of any legal action, whether as plaintiff or defendant, on behalf of the Trust;

                 (g) The payment of any tax or assessment incurred in the administration of the Trust;

                 (h) The employment of any person, including attorneys, accountants, investment managers and agents, to advise and assist the Trustee in the performance of its duties;

                 (i) The execution and delivery of all instruments necessary or appropriate to accomplishing or facilitating the exercise of the Trustee's powers;

                 (j) The borrowing of money from any source as may be necessary or advisable to effectuate the purposes of the Trust on such terms and conditions as the Trustee, in the Trustee's absolute discretion, may deem advisable, and for this purpose to mortgage or pledge on a nonrecourse basis the assets of the Trust;

                 (k) To release, in the discretion of the Trustee, any fiduciary power at any time, whole or in part, temporarily or permanently, whenever the Trustee may deem it advisable, by acknowledged instrument;

                 (l) To keep any and all securities or other assets of the Trust in the name of some other person or entity with a power of attorney for the transfer attached or in bearer or Federal Reserve Book - Entry form or in the name of the Trustee without disclosing the fiduciary capacity of the Trustee;

                 (m) Subject to the provisions of Section 7.12 of this Trust Agreement, to vote, either in person or by proxy, any share of stock held as part of the assets of the Trust;

                 (n) To hold cash uninvested at any time and in any amount pending investment pursuant to the terms of the Plans; and

                 (o) The exercise of all rights associated with the assets of the Trust, it being the express intent of the parties that in no event shall such rights be exercisable by, or rest with, the Beneficiaries.

                 Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or applicable law, (i) if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor trustee, or to loan to any person other than the Trust the proceeds of any borrowing against such policy and (ii) the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the procedural and administrative regulations promulgated pursuant to the Internal Revenue Code.

        7.2 Insurance Policies: With respect to the investment of the Trust in whole life insurance policies ("Insurance Policies"), the Committee shall direct the Trustee in the exercise of the powers set forth in Articles VI and VII and the Trustee shall exercise such powers in the manner directed in writing by the Committee. It shall be the duty of the Trustee to act strictly in accordance with each direction of the Committee relating to the investment of the Trust in Insurance Policies and the Trustee shall not have any duty to question any such direction. The Trustee shall not have any duty to review any such Insurance Policies held in the Trust pursuant to such direction, or to make suggestions to the Committee with respect to the exercise or non-exercise of any of the said powers. The Trustee shall be under no liability for any loss of any kind which may result by reason of any action taken by it in accordance with any direction of the Committee or by reason of its failure to exercise any of the said powers in respect of such Insurance Policies because of the failure of the Committee to give such direction.

                 (a) The Trustee, upon written direction of the Committee, shall pay from the Trust such sums to such insurance company or companies or other financial institutions (collectively referred to as an "insurance company") as the Committee may direct for the purpose of procuring individual or group policies of life insurance (hereinafter referred to as "Policies"). The Committee shall prepare, or cause to be prepared in such form as it shall prescribe, the application for any Policy to be applied for under any or all of the Plans and this Trust and the Trustee shall execute such application. The Committee shall inform the Trustee the portion of each policy to be allocated to each Employer and each Plan for purposes of determining Equitable Shares pursuant to Section 6.1, and the Trustee may conclusively rely upon such information. The Trustee shall receive and hold in the Trust, subject to the provisions hereinafter set forth in this Section, all Policies obtained pursuant to the Plans.

                 (b) The Trustee shall be the complete and absolute owner of Policies held in the Trust and, upon written direction of the Committee, shall have power, without the consent of any other person, to collect and receive all dividends or other payments of any kind payable with respect to any Policy held in the Trust or to leave the same with the issuing insurance company; to convert from one form to another any Policy held in the Trust; to change the person or persons designated in any Policy to receive the proceeds; to designate any mode of settlement of the proceeds of any Policy held in the Trust; to sell or assign any Policy held in the Trust; to surrender for cash any Policy held in the Trust; to borrow sums of money from the issuing insurance company upon any Policy or Policies issued by it and held in the Trust, provided that the Trustee shall borrow such sums only in respect of all Policies for the time being held in the Trust and upon a uniform basis; to agree with the insurance company issuing any Policy to any release, reduction, modification or amendment thereof; and, without limitation of any of the foregoing, to exercise any and all of the rights, options or privileges that belong to the absolute owner of any Policy held in the Trust or that are granted by the terms of any such Policy or by the terms of this Trust Agreement.

                 (c) The Trustee shall have no discretion with respect to the exercise of any of the foregoing powers or to take any other action permitted by any Policy held in the Trust, but shall exercise such powers or take such action only upon the written direction of the Committee; the Trustee shall have no duty to exercise any of such powers or to take any such action unless and until it shall have received such direction. The Trustee, upon the written direction of the Committee, shall deliver any Policy held in the Trust to such person or persons as may be specified in the direction.

                 (d) The Trustee shall hold in the Trust the proceeds of any sale, assignment or surrender of any Policy held in the Trust and any and all dividends and other payments of any kind received in respect to any Policy held in the Trust, and shall distribute and/or allocate such proceeds in accordance with the directions of the Committee.

                 (e) If the Trustee shall have borrowed any sums of money upon any Policy held in the Trust, it shall have no duty to repay any part of the money so borrowed, notwithstanding the fact that thereafter it may have sufficient funds to make such repayment, unless and until it shall have both received written direction from the Committee to make the repayment and have sufficient funds to make such payment at the time of such direction.

                 (f) Upon the written direction of the Committee, the Trustee shall pay from the Trust premiums, assessments, dues, charges and interest, if any, upon any Policy held in the Trust. The Trustee shall have no duty to make any such payment unless and until it shall have received such direction. The written direction of the Committee to pay the premiums becoming due on any Policy specified in the direction shall be sufficient authority for the Trustee to pay any and all bills presented to it for premiums or the amount specified in any premium notice received from the insurance company issuing the Policy, and for such purposes the Trustee may use any money held by it as part of the Trust at the time the payment is due, unless the Committee shall have directed that such money shall not be used for such purpose. If the moneys held by the Trustee in the Trust at any time and available for the payment of premiums are not sufficient to pay all sums then due on all Policies held in the Trust, the Trustee immediately shall notify the Committee of the amount of the deficiency, and the Committee shall make payment of the sum before the expiration of the last day of grace for such payment; and the Trustee shall be under no duty or obligation to pay any such amount if the Trustee shall have given such notice, unless
         (i) the Committee shall direct the Trustee to pay from the funds available a specified sum or sums upon a specified Policy or Policies or (ii) the Committee shall pay the amount of the deficiency to the Trustee at least five days before the date of expiration of the grace period, and in either event, the Trustee immediately shall pay over the same to the issuing insurance company or companies.

                 (g) Upon the direction of the Committee, the Trustee shall have power to execute all necessary receipts and releases to any insurance company issuing any Policy or Policies held in the Trust, and, upon written advice from the Committee and at the direction of the Committee that the proceeds of any Policy held in the Trust have become payable, shall make reasonable efforts in accordance with directions from the Committee to collect such sums as may appear to be due; but the Trustee shall have no duty to begin or maintain any action, suit or legal proceeding to collect the proceeds of any Policy unless it is in possession of funds sufficient for the purpose or unless it has been indemnified to its satisfaction for its counsel fees, costs, disbursements and all other expenses and liabilities to which it in its judgment may be subjected by beginning or maintaining the action, suit or other legal proceeding. The Trustee may use the assets of the Trust to defray the expenses incurred in connection with collection and enforcing payment of that Policy. The Trustee shall have power, with the written approval of the Committee, to compromise and adjust claims arising out of any Policy held in the Trust upon such terms and conditions as it may deem just, and the discretion of the Trustee shall be binding and conclusive upon all persons interested in the Trust.

                 (h) Any insurance company may deal with the Trustee as sole owner of any Policy issued by it and held in the Trust, without inquiry as to the authority of the Trustee to act, and may accept and rely upon any written notice, instruction, direction, certificate or other communication from the Trustee believed by it to be genuine and to be signed by an officer of the Trustee. No insurance company shall be required to look into the terms of this Trust Agreement, or to question any action of the Trustee or to see that any action of the Trustee is authorized by the terms of this Trust Agreement.

                 (i) The Trustee shall follow directions of the Committee concerning the exercise or non-exercise of any powers or options concerning any Policy held in the Trust. Notwithstanding any other provision of this Trust Agreement to the contrary, the Company hereby agrees to indemnify the Trustee and hold it harmless from and against any claim or liability which may be asserted against the Trustee by reason of its acting on any direction from the Committee or failing to act in the absence of any such direction with respect to any Policy or the acquisition of any Policy or exercise of any right of option thereunder.

                 (j) Notwithstanding any of the foregoing provisions or any other provision in this Trust Agreement, the Committee hereby directs the Trustee to pay the premiums on the Policies listed on Exhibit C and to borrow the full cash surrender value on each such Policy (in accordance with such procedures as the Committee and the Trustee may mutually agree upon) to the extent permitted under such Policies. Further, the Committee hereby directs that the Trustee shall not make any payments to Beneficiaries unless and until directed in writing to do so by the Committee pursuant to Section 6.3 of this Trust Agreement.

                 (k) With respect to any and all future Policies other than those listed on Exhibit C, the Trustee shall not act in any manner with regard to such future Policies, including but not limited to paying premiums thereon, borrowing the cash surrender value thereof or making payments to Beneficiaries thereunder, unless and until directed in writing to do so by the Committee.

        7.3 Prudent Man Standard: Except to the extent otherwise provided in this Trust Agreement or the Plans, in acquiring, investing, reinvesting, exchanging, retaining, selling, supervising and managing trust property, the Trustee shall exercise the judgment and care under the current circumstances that persons of ordinary prudence, discretion and intelligence exercise in the management of their own affairs, not in regard to speculation, but in regard to the permanent disposition of their funds, considering the probable income from as well as the probable increase in value and the safety of their capital. Provided, however, except as may otherwise be provided under applicable law which cannot be waived, the Trustee shall incur no liability to any person or entity for any action taken pursuant to a direction, request or approval (given by any Employer, the Committee or any agent appointed or representing such person or persons) contemplated by the terms of this Trust Agreement (or for the actions of an investment manager appointed hereunder) and to that extent shall be relieved of the prudent man standard regarding investments of the Trust. The Trustee will be under no duties whatsoever, except such duties as are specifically set forth as such in this Trust Agreement, and no implied covenant or obligation will be read into this Trust against the Trustee.

        7.4 Compensation of Trustee: The Trustee shall be paid reasonable compensation for its services as set forth in Exhibit D attached hereto. Such payment shall be made by the person designated in Section 7.8 of this Trust Agreement.

        7.5 Reliance by Third Parties: Any person dealing in good faith with the Trustee or in good faith assisting the Trustee in conducting a transaction shall be entitled to rely without inquiry upon the representation that the Trustee has the power it purports to exercise and has exercised such power in accordance with the provisions of this Trust Agreement, and in such event such person shall not be responsible for the application of money or property paid or delivered to the Trustee.

        7.6 Receipt and Disbursement of Funds: The Trustee shall receive all contributions from the Employers and disburse the Trust in accordance with the provisions of the Plans and the terms of this Trust Agreement.

        7.7 Cooperation with Employers and the Committee: The Trustee shall (i) exert reasonable efforts to cooperate with the Employers, the Committee and any investment manager or third party recordkeeper as to any filings, reports and disclosures required by United States federal, state and local law (but the Trustee shall only be required to act pursuant to directions in connection with such filings and disclosures) and (ii) keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Employer and the Trustee. Within 30 days (or such other reasonable time mutually agreeable to the Trustee and the Company) following the end of each Plan Year during the term of this Trust, the Trustee shall provide the Employers and the Committee with a verified written statement of accounts based on the Trustee's best information and knowledge in a form which shall substantially reflect the following:

                 (a)      The period covered by the account;

                 (b) The total principal with which the Trustee is chargeable according to the last preceding written statement of accounts or the original principal if there is no preceding statement;

                 (c) An itemized schedule of all principal, cash and property received and disbursed, distributed, or otherwise disposed of during the period;

                 (d) An itemized schedule of income received and disbursed, distributed, or otherwise disposed of during the period; and

                 (e) The balance of principal and income remaining at the close of the period, how invested, and both the inventory and current market values of all investments.

Any information transmitted by the Trustee to the Employers and the Committee hereunder shall be certified to as complete and accurate by the Trustee. The Trustee shall not be responsible for complying with the provisions of this
Section 7.7 to the extent that the underlying administrative responsibility has been allocated to a third party in accordance with the applicable Plan. Any information required to be provided for the preparation of any annual reporting and disclosure materials shall be provided on an annual basis not less than 30 days prior to the time required for filing the applicable report, disclosure or return (including extensions thereof), unless each Employer and the Trustee shall in writing have agreed to a later date for the provision of such information. The statements provided in accordance with the above shall be deemed correct and final and binding as to all parties 90 days after receipt by the Employers except to the extent objected to prior to the end of such period.

        7.8      Payment of Expenses:

        A. The expenses incurred by the Trustee in the performance of its duties, including reasonable fees for legal services rendered to the Trustee (whether or not rendered in connection with a judicial or administrative proceeding) and including, without limitation, all brokerage fees and transfer tax expenses and other expenses incurred in connection with the sale or purchase of investments and all real and personal taxes, income taxes and other taxes of any kind at any time levied or assessed upon the Trust or any property included in the Trust and the costs of the accounting described in Section 7.7 above;

        B.       Any compensation paid to the Trustee in accordance with
Section 7.4 above; and

        C.       All other proper charges and disbursements of the Trustee

shall be paid by the Trust unless paid by the Employers.

        7.9 Direction of Investments: The Committee shall have the right and affirmative obligation and duty to establish the investment policy and to select (and to direct the Trustee as to) the investment alternatives provided in Section 7.1(b) of the Trust Agreement and to modify them from time to time, and the Trustee shall have sole and exclusive authority and responsibility to invest and reinvest the assets of the Trust Fund as directed by the Committee in accordance with said investment policy and in said investment alternatives. No Beneficiary shall have the right to make directions to the Committee as to the investment to be made of the amounts in such Beneficiary's account maintained by the Committee.

        7.10 Valuation: The Trustee shall value the Trust at the fair market value of the assets in the Trust as of the last business day of each Plan year and upon such other dates as may be determined by the Company or the Trustee or as may be specified under the Plan. The determination of the Trustee with respect to the fair market value of any asset shall be final and conclusive. In making such valuation, the Trustee shall deduct all charges, expenses and other liabilities, if any, contingent or otherwise, then chargeable against the Trust, in order to give effect to income realized and expenses paid or incurred, losses sustained, and unrealized gains or losses constituting appreciation or depreciation in the value of the Trust investments since the last previous valuation.

        7.11 Appointment of Other Fiduciaries and Service Providers: The Company and Trustee agree that either party with the prior consent of the other may appoint third parties to be allocated administrative or investment responsibilities under the Trust as mutually agreeable between the Company and Trustee, including recordkeeping and investment fund managers or sponsors. In addition, the Committee may appoint employees of the Company or other third parties to act as its agent and on its behalf in carrying out any or all of its administrative responsibilities under the Trust; provided, however, that contemporaneously with or within 10 days after any such appointment, the Committee shall notify the Trustee of such appointment and delegation of administrative duties hereunder.

        7.12 Investment Company Shares: The voting rights of any shares of any investment company held in the Trust shall be exercised in accordance with the direction given the Trustee by the Committee.

        7.13 Limitation of Trustee Liability: The Trustee shall not be liable to the Trust or to any person having a beneficial interest in the Trust for any losses or decline in value which may be incurred upon any investment of the Trust assets, as long as the Trustee acts in good faith and in accordance with the terms of the applicable Plan and this Trust Agreement. The Trustee shall not be liable for any act or omission by the Trustee, because of a direction of any Employer or the Committee; nor for any act or omission of any Beneficiary, any Employer or the Committee, or any other agent appointed by any Employer or the Committee except to the extent required by applicable state or federal law under which liability cannot be waived.

        7.14 Reliance on Information: When the Trustee acts in good faith, the Trustee, in all matters pertaining to the Trustee's management and investment of the Trust, may rely upon any notice, resolution, instruction, direction, order, certificate, opinion, letter, telegram or other document believed by the Trustee to be genuine, to have been signed by a proper representative of any Beneficiary, any Employer, the Committee or any investment manager or third party recordkeeper, if one is appointed, and to be the act of any Beneficiary, any Employer, the Committee or the investment manager or third party recordkeeper, as the case may be. The Trustee shall accept any certificate or other instrument duly signed by a proper representative of any Beneficiary, any Employer, the Committee or the investment manager or third party recordkeeper, if one is appointed which purports to evidence an instruction, direction or order of any Beneficiary, any Employer, the Committee or the investment manager or third party recordkeeper, as the case may be, as conclusive evidence thereof.

        7.15 Indemnification: Each Employer hereby, jointly and severally, agrees to indemnify and hold harmless the Trustee from and against any and all losses, claims, damages, liabilities, costs and expenses, including but not limited to, liability for any judgments, settlements consented to in writing by the Trustee, which consents will not be unreasonably withheld, and reasonable attorneys fees arising out of or in connection with or as a direct or indirect result of its serving as Trustee of the Trust established under this Trust Agreement, (including but not limited to the Trustee's acts or omissions with respect to (a) the voting of any share of stock held as part of the assets of the Trust, or (b) the determination of insolvency of any Employer and the Trustee's acts or omissions in accordance with the terms and provisions of the Trust following any determination of insolvency of any Employer or any acts of the Trustee in accordance with the terms and provisions of Section 5.4(C) of this Trust Agreement), except only those losses, claims, charges, liabilities, costs and expenses, if any, arising out of or in connection with or as a direct or indirect result of the Trustee's bad faith, ordinary negligence or willful neglect or breach of trust. The Trustee shall promptly notify each Employer of any claim, action or proceeding for which it may seek indemnity. Such indemnity is a continuing obligation and shall be binding on each Employer and its successors, whether by merger or otherwise, and assigns. In addition, such indemnity shall survive the resignation or removal of the Trustee and/or the liquidation of the Trust.

                                  ARTICLE VIII

                            ENFORCEMENT AND REMEDIES

        8.1 Right to Sue: The Trustee may maintain on behalf of the Trust in its representative capacity a civil action for any legal or equitable remedy against a third person that it could maintain in its own right if it were the party aggrieved. The preceding sentence shall not require the Trustee to maintain any action, except as specifically provided for in this Trust Agreement.

        8.2      Liens:  The Trustee is entitled to a lien against the Trust:

                 (a) for any unpaid expenses properly chargeable against the Trust; and

                 (b) for payment of its compensation under Section 7.4 of this Trust Agreement.


                                   ARTICLE IX

                            REMOVAL, RESIGNATION AND
                            APPOINTMENT OF TRUSTEES

        9.1 Removal of Trustee: The Trustee may be removed at any time by the Company. No such removal shall take effect until 30 days from the date that a written notice was delivered to the Trustee unless prior thereto a successor Trustee shall have been appointed and accepted and the Trustee consents to such earlier date.

        9.2 Resignation of Trustee: The Trustee may resign at any time upon 30 days written notice delivered to the Company.

        9.3 Appointment of Successor Trustee; Transfer of Funds: The Company shall appoint a qualified corporate fiduciary as Trustee to replace a removed or resigned Trustee and such appointment shall be made not later than the effective date of such removal or resignation of such Trustee. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust. The predecessor Trustee shall assign, transfer and pay over the assets of the Trust to the successor Trustee and shall complete such transfer within 60 days after the effective date of such Trustee's removal or resignation. The predecessor Trustee is authorized, however, to reserve such sum of money as is reasonable for the payment of its fees and expenses in connection with the settlement of its account or otherwise, and any balance of such reserve remaining after the payment of such fees and expenses shall be paid over to the successor Trustee.

        9.4 Accounting of Removed or Resigned Trustee: Any Trustee removed under Section 9.1 above shall remain as Trustee until its successor shall have been appointed, but not more than 30 days following notice of removal. Within 90 days following the expiration of the 30-day period following its removal or resignation, the Trustee shall provide the Committee and each Employer with a full and final accounting. The written approval of such an accounting by the Company, or the failure of the Committee and the Company to notify the Trustee of their disapproval of such an accounting within 90 days after its receipt shall be final and binding as to the Trustee's administration of the Trust for the applicable accounting period upon the Employer and all persons who have or may thereafter have an interest in the Trust.

                                   ARTICLE X

                                 MISCELLANEOUS

       10.1 Controlling Law: This Trust has been entered into in the State of New York and except to the extent preempted by ERISA or other federal law shall be construed and enforced in accordance with the laws of New York.

       10.2 Income Tax Deferral; ERISA Status: This Trust is intended to comply with the law and rulings under Sections 83, 402(b), 451 and 671 of the Code and the economic benefit and constructive receipt doctrines thereunder, including the ruling positions and criteria of the Internal Revenue Service as in effect from time to time, and the related rulings and regulations, which result in a deferral of income tax to the Beneficiaries. This Trust is also intended to comply with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and the related rules and regulations thereunder, applying to unfunded plans maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

       10.3 Accountability For Funds Received: The Trustee shall be accountable only for funds or other property received by it pursuant to the Plans and Trust.

       10.4 Non-Recourse Beyond Trust Assets: The rights of any Beneficiary or other person under the Plans and the Trust shall be limited to the assets of the Trust at any given time. No Employer shall be deemed a guarantor of or be held liable for any benefits under the Plan beyond the current assets of the Trust. Notwithstanding the provisions of the preceding two sentences, the rights of a Beneficiary against the Employer with respect to such Beneficiary for the payment of benefits under the Plans shall be preserved in accordance with the provisions of Section 5.4(A) of this Trust Agreement in the event that the assets of this Trust are paid to the general creditors of the Employer in accordance with the provisions of Section 5.4(B) of this Trust Agreement. The provisions of this Section 10.4 shall not limit the rights of the Beneficiaries under this Trust Agreement or as otherwise allowed by law with respect to the Trustee.

       10.5 Facility of Payment: If the Committee determines that a payee under this Trust Agreement is unable to care for his own affairs because of physical or mental condition or minority, any such payment (unless a claim shall have been made therefor by a duly appointed guardian or other legal representative) may be made to the payee's guardian or spouse, or to any descendant, parent, relative, or other person determined by the Committee to be trustworthy to utilize the payment for the benefit of the payee, and the payments so made shall completely discharge the liability of the Trustee with respect thereto.

       10.6 No Bond Required: Except as otherwise required by law, no Trustee acting hereunder shall be required to give bond or other security in any jurisdiction.

       10.7 Gender and Number: To the extent required by the context herein, each gender shall include the masculine, the feminine and the neuter, and each number shall include the singular and the plural.

       10.8 Execution in Counterparts: This Trust may be executed in counterparts, each of which shall be deemed an original.

       10.9 Severability: Any provision of this Trust Agreement that is determined to be prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

                 IN WITNESS WHEREOF, the parties hereto have executed this TRUST AGREEMENT effective as of the day and year first above written.

                                        HOUSTON INDUSTRIES INCORPORATED


                                        By  /s/ D. D. Sykora
                                            ----------------------------------
                                            D. D. Sykora
                                            Chairman of the Benefits Committee
ATTEST:

/s/ Richard B. Dauphin
---------------------------------
Assistant Corporate Secretary

                                        HOUSTON LIGHTING & POWER COMPANY


                                        By  /s/ R. S.  Letbetter
                                            ----------------------------------
ATTEST:

/s/ Richard B. Dauphin
---------------------------------
Assistant Corporate Secretary

                                        HOUSTON INDUSTRIES ENERGY, INC.


                                        By  /s/ Lee W. Hogan
                                            ----------------------------------
ATTEST:

/s/ Richard B. Dauphin
---------------------------------
Assistant Corporate Secretary

                                        THE BANK OF NEW YORK


                                        By  /s/ James Catera
                                            ----------------------------------
ATTEST:                                     Vice President

/s/ Ellen R. Whalen
---------------------------------
Assistant Vice President

THE STATE OF TEXAS                )
                                  )
COUNTY  OF  HARRIS                )

                 BEFORE ME, the undersigned authority, on this day personally appeared D. D. Sykora, Chairman of the Benefits Committee of HOUSTON INDUSTRIES INCORPORATED, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same as the act of the said HOUSTON INDUSTRIES INCORPORATED, a corporation, and that he executed the same as the act and deed of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

                 GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 19th day of December, 1995.


                                        /s/ Monica J. Huseby
                                        ------------------------------------
                                        Notary Public, State of Texas



THE STATE OF TEXAS                )
                                  )
COUNTY  OF  HARRIS                )

                 BEFORE ME, the undersigned authority, on this day personally appeared R. S. Letbetter, President and COO of HOUSTON LIGHTING & POWER COMPANY, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same as the act of the said HOUSTON LIGHTING & POWER COMPANY, a corporation, and that he executed the same as the act and deed of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

                 GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 21st day of December, 1995.


                                        /s/ Marita Kylene Hoffman
                                        ------------------------------------
                                        Notary Public, State of Texas

                                        [seal]  Marita Kylene Hoffman
                                                Notary Public, State of Texas
                                                My Commission Expires 10/16/96

THE STATE OF TEXAS        )
                          )
COUNTY  OF HARRIS         )

                 BEFORE ME, the undersigned authority, on this day personally appeared Lee W. Hogan , President and COO of HOUSTON INDUSTRIES ENERGY, INC., known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same as the act of the said HOUSTON INDUSTRIES ENERGY, INC., a corporation, and that he executed the same as the act and deed of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

                 GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 21st day of December, 1995.


                                        /s/ Marita Kylene Hoffman
                                        ------------------------------------
                                        Notary Public, State of Texas

                                        [seal]  Marita Kylene Hoffman
                                                Notary Public, State of Texas
                                                My Commission Expires 10/16/96

THE STATE OF NEW YORK     )
                          )
COUNTY   OF  NEW YORK     )

                 BEFORE ME, the undersigned authority, on this day personally appeared James Catera, Vice President of THE BANK OF NEW YORK, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same as the act of the said THE BANK OF NEW YORK, a corporation, and that he executed the same as the act and deed of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

   GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 5th day of January, 1996.



                                        Notary Public, State of  New York


                               [seal]   Albert T. Tarantola
                                        ------------------------------------
                                        Notary Public, State of New York
                                        Qualified in Richmond County
                                        My Commission Expires August 31, 1996

                                   EXHIBIT A


One Thousand and no/100 Dollars ($1,000.00)

                                   EXHIBIT B


                          FORM OF LIST OF PARTICIPANTS

                 Pursuant to Section 6.1 of the Trust Agreement, dated as of _______________, 199__, between _______________________ (the "Company") and The
Bank of New York as Trustee, the Company provides the following list of Participants in the Plan:

Dated:   _________________, 199___

                                        [COMPANY]



                                        By
                                           Authorized Officer

                                   EXHIBIT C


                               [LIST OF POLICIES]

                                   EXHIBIT D


                              The Bank of New York
                           Proposed Schedule of Fees
                                    for the
                        Houston Industries Incorporated
                     Executive Deferred Compensation Trust

ANNUAL FEES

These fees are payable quarterly. There are no initial set-up fees with the establishment/conversion of the trust to The Bank of New York.

ADMINISTRATIVE FEES:                                                $     15,000

This fee includes normal administrative, asset reporting, and trust fiduciary tax reporting functions under the trust.

SPECIAL ASSET FEE:                                                  $      3,000

This fee is for each passive, commingled investment fund, mutual fund, and company stock account held as an asset per issuer.

There will be a $500 fee for each additional asset held in an account and a $7.50 charge per annum for an insurance policy held in an account.


TRANSACTION FEES:

Security Transaction, per security transaction                      $      15.00
Lump Sum Payment, per check plus postage                            $      12.50
Periodic Payment, per check plus postage                            $       2.00
Wire Transfers, per transfer                                        $      15.00
Overnight Delivery                                                  As Incurred

SPECIAL TRANSACTION FEES

Change of Control, per event                                        $     12,000
Insolvency, per event                                               $     12,000
Termination of the Trust, per event                                 $      3,500
Proxy Services                                                      As Incurred
Convert to Pay Status, per participant                              $     100.00

SPECIAL REPORTING FEES:

Schedule of Beneficial Interest (plan accounting)
         per investment pool                                        $      1,500
         per plan, per investment pool                              $        250

INVESTMENT MANAGEMENT FEE:

Minimum $6,250 (exclusive of the schedule of additional charges below)

Based on Market Value of Principal

         1.25%        on the first                      $5,000,000
         1.00%        on the next                       $5,000,000
          .75%        on the next                       $10,000,000
          .50%        on the next                       $10,000,000
          .25%        on the balance                    balance

SCHEDULE OF ADDITIONAL CHARGES:

A special fee of $250 is payable for reviewing and accepting an investment which requires special handling, such as an investment in a limited partnership.

OUT-OF-POCKET EXPENSES

Fees as quoted above do not include any out-of-pocket expenses including, but not limited to, facsimile, stationery, postage, telephone, overnight courier, and messenger costs. These expenses will be billed, at our cost, when incurred.

EXTERNAL COUNSEL FEES

Fees quoted do not include external counsel fees. A bill for counsel fees incurred up to closing will be presented for payment on the closing date.

MISCELLANEOUS SERVICES

In the event of a Change in Control, the annual Administrative Fee increases to $25,000. This fee is not inclusive of the Special Asset Fees, Transaction Fees, or Investment Management Fees, if applicable.

The charges for performing services not contemplated at the time of the execution of the documents or not specifically covered elsewhere in the schedule will be determined by appraisal in amounts commensurate with the service. These extraordinary services may partially be classified as amendments and releases; the preparation of special or interim reports which the trustee or agent must submit to security holders; unusual studies, considerations and actions taken with respect to document provisions; and the custody of collateral which is diversified, voluminous in bulk or which involves the trustee or agent in unusual activity.

TERMS OF PROPOSAL

The Bank of New York's final acceptance of this appointment is subject to the full review and approval of all related documentation and financials and our conflict investigation. Please note that if this transaction does not proceed to a successful conclusion, you will be responsible for paying any expenses incurred for this transaction.